EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the six month period July 01, 2009 - December 31, 2009

  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

EQ/Long Term Bond Portfolio (BlackRock) 07/22/09 Deutsche Bank Securities Inc. $5,000,000 $250,000,000  $99.741  1.60% H.J. Heinz Finance Co. PNC Capital Markets LLC

EQ/Global Multi-Sector Equity Portfolio (Morgan Stanley) 08/12/09 IDFC-SSKI Ltd. $19,153,680 $100,148,166  $87.50  1.25% IndusInd Bank Ltd. Morgan Stanley India Company Private Ltd.

EQ/Global Multi-Sector Equity Portfolio (Morgan Stanley) 09/16/09 UBS Investment Bank $5,986,981 $1,126,541,602 $16.00 1.00% Sinopharm Group Co. Ltd. Morgan Stanley Asia Ltd & China International Capital Corp HK Securities Ltd.

EQ/Global Multi-Sector Equity Portfolio (Morgan Stanley) 09/25/09 Credit Suisse Hong Kong Ltd. $6,038,437 $824,246,647 $3.90 1.00% China Resources Cement Holdings Ltd. Morgan Stanley Asia Ltd.

EQ/Global Multi-Sector Equity Portfolio (Morgan Stanley) 09/30/09 UBS Investment Bank $22,215,112 $1,625,752,800 $10.08 1.00% Wynn Macau Ltd. Morgan Stanley Asia Ltd.

EQ/Evergreen Omega Portfolio 10/06/09 Merrill Lynch $100,000  $85,250,000 $22.00  2.30% Verisk Analytics, Inc. Wells Fargo Securities

EQ/Van Kampen Comstock Portfolio 10/06/09 Merrill Lynch $55,000,000  $1,875,500,000 $22.00  4.00% Verisk Analytics, Inc. Morgan Stanley

EQ/Van Kampen Mid Cap Growth Portfolio 10/06/09 Merrill Lynch $55,000,000  $1,875,500,000 $22.00  4.00% Verisk Analytics, Inc. Morgan Stanley

EQ/JPMorgan Value Opportunities Portfolio 11/04/09 Samuel A Ramirez & Co.; Goldman Sachs & Co. $11,275,000  $950,000,000 $25.00  $1.28  Hyatt Hotels Corp. J.P. Morgan Securities, Inc.

EQ/BlackRock Basic Value Equity Portfolio 12/16/09 Citigroup Global Markets, Inc. $581,848,470  $17,000,000,000 $3.15 $0.08  Citigroup, Inc. PNC Capital Markets LLC; Sanford C. Bernstein & Co.

EQ/Global Multi-Sector Equity Portfolio (Morgan Stanley) 12/4/09 UBS Investment Bank $31,905,605  $2,256,209,650 8.16 HKD 3.00% China Longyuan Power Group Morgan Stanley Asia Ltd.

EQ/Global Multi-Sector Equity Portfolio (Morgan Stanley) 12/17/09 UBS Investment Bank $109,437,654  $3,110,569,389 28.00 HKD 2.50% China Pacific Insurance Group China International Capital Corp.

EQ/JPMorgan Value Opportunities Portfolio 12/7/09 Credit Suisse Securities $3,361,800  $780,000,000 $13.00  $0.46  New York Community Bancorp, Inc. J.P. Morgan Securities, Inc.

EQ/JPMorgan Value Opportunities Portfolio 12/15/09 Goldman Sachs & Co.  $150,000,000  $10,650,000,000 $25.00 $0.56  Wells Fargo & Co. J.P. Morgan Securities, Inc.

EQ/JPMorgan Value Opportunities Portfolio 12/16/09 Citigroup Global Markets $63,000,000  $17,000,000,000 $3.15 $0.08  Citigroup, Inc. Sanford C. Bernstein & Co.

EQ/Lord Abbett Growth and Income Portfolio 12/16/09 Citigroup Global Markets $16,046,100  $17,000,000,000 $3.15 $0.08  Citigroup, Inc. Sanford C. Bernstein & Co.

EQ/Van Kampen Comstock Portfolio 12/3/09 Merrill Lynch $105,000,000  $19,290,000,000 $15.00 2.50% Bank of America Corp. Morgan Stanley

EQ/Van Kampen Comstock Portfolio 12/15/09 Goldman Sachs $100,000,000  $10,650,000,000 $25.00 2.25% Wells Fargo & Co. Morgan Stanley